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                                                              EXHIBIT 10.15

                          DISTRIBUTION AGREEMENT

Nanophase Technologies Corporation of Burr Ridge, Illinois (NTC) and C.I. Kasei Co., Ltd., of Tokyo, Japan (CIK) effective October, 30, 1996, agree as follows:

WHEREAS, CIK desires to have the exclusive right for one year to explore the opportunity for distributing NTC Products (as defined below) in the Territory (as defined below) upon the terms and conditions set forth in this Agreement; and

WHEREAS, for such consideration and upon such terms as hereinafter set forth, NTC is willing to grant such right to CIK;

THEREFORE, NTC and CIK hereby agree as follows:

  1. For the period of one year from the effective date hereof, NTC hereby appoints, and CIK hereby accepts appointment, as NTC's exclusive distributor in the Territory (as defined below) for the Products (as defined below) for use in the Applications (as defined below). The first half year shall be a period mainly for the preparation of marketing such as sample distribution to the potential customers, obtaining the evaluation results from the customer, narrowing down the range of the Products to each customer, establishing the marketing plan, etc., and the second half year shall be a period for starting regular supply to the potential customers based on the preparation of the marketing during the first half year, provided however, that CIK will make regular supply of the Products to customers during said first half year upon receipt of orders from such customers. The scope of this appointment and the nature of the products hereunder may be modified by mutual agreement of the parties from time to time during the term of this Agreement.

  2. For the purpose of protecting the exclusive right and opportunity of CIK hereunder, NTC agrees for one year from the effective date hereof to refrain from appointing or negotiating with any other distributor or potential distributor in such Territory for such Products for use in such Applications. As consideration for the agreement of NTC to so refrain from such appointments and negotiations for such period, CIK agrees to pay NTC the non-refundable sum of $50,000. Such amount shall be fully earned by NTC upon the effective date hereof and shall be paid within two weeks after the effective date hereof.

  3. The parties acknowledge that the purpose of distributing such Products in such Territory is to achieve and maintain dominant market positions for such Products based upon superior performance of such Products in such Applications.

  4. The Products covered by this Agreement are NTC titanium dioxide, iron oxide, aluminum oxide and zinc oxide, in such forms as may be determined by NTC in its discretion, for use by CIK's customers (the Products).

  5. The Territory is Asian countries, including, but not limited to, China, India, Japan, Korea, Malaysia, the
       Philippines, Singapore and Taiwan (the Territory).

  6. The Applications covered by this Agreement are all applications except cosmetics, skin care and aluminum oxide in any form for use in chemical/mechanical planarization (CMP) of metal layers in the production of semiconductor (devices the Applications).

  7. The parties agree that the primary role of NTC under this Agreement shall be to provide Products and related technology support for the Products, and the primary role of CIK shall be to perform the marketing functions and to provide the related customer support. Nonetheless, the parties agree to actively confer and collaborate with each other concerning significant issues and activities relating to achievement of the marketing objectives.

  8.   To achieve the objectives of this Agreement, NTC agrees to:

        a. Supply the Products to CIK on schedules and in quantities adequate to support the marketing objectives.

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        b.   Use its best efforts to achieve and maintain
             quality, technological superiority, and competitive costs of the Products, and actively provide technical and marketing assistance to CIK in support of the marketing objectives, including without limitation assisting CIK in the preparation of appropriate technical literature, training of CIK and customer personnel, and technical presentations to CIK customers and prospects.

        c. Actively collaborate with CIK in efforts to further develop and enhance the Products in support of the marketing objectives.

        d. Assist CIK in efforts to obtain any regulatory approvals that may be required.

  9. To achieve the objectives of this Agreement, CIK agrees to:

        a. Use its best efforts to diligently market and promote the Products in support of the marketing objectives.

        b.   Provide NTC with an initial and rolling
             schedule of confirmed or planned presentations, samplings and evaluations.

        c. On-going and on a current basis, provide NTC with empirical feedback from presentations, samplings and evaluations that are arranged or conducted by CIK, and otherwise provide NTC with all information available to CIK concerning Product performance, and concerning market requirements relying to Product performance.

        d. Within one month after the effective date of this Agreement, purchase, on a L/C basis, 1500 kgs of the Products for Immediate shipment, selected from aluminum oxide, iron oxide, titanium dioxide and Zinc oxide at the price agreed to by NTC as follows:

             Price, $/Kg (FOB NTC Plant Burr Ridge, IL)
                                                   Alumina          55
                                                   Iron oxide       53
                                                   Titanium dioxide 53
                                                   Zinc oxide       47

             The assortment of the Products shall be fixed by CIK when it issues its purchase order hereunder.

        e. Purchase and maintain inventories of Products on schedules and in quantities adequate to support the marketing objectives, including sufficient on-going inventories to serve as a buffer and to accommodate prompt shipment to customers on a day-to-day basis.

        f. As soon as practicable after initial market launch of the Products, place on-going orders with NTC at least three months before expected delivery by NTC.

        g. Provide NTC monthly with a rolling six-month forecast of CIK's Product requirements.

        h. Provide NTC every 3 months with CIK's estimates of the current year's tonnage size and one-year forecast of the total relevant markets.

  10. For as long as this Agreement remains in effect, unless the parties otherwise agree in writing, NTC will not directly or indirectly knowingly sell any of the products to anyone other than CIK for use in the Territory, except that NTC shall retain its right to sell any of the Products in the Territory for use in cosmetics, skin care applications or aluminum oxide in any form for use in chemical/mechanical planarization (CMP) of metal layers in the production of semiconductor devices.

  11. For as long as this Agreement remains in effect, unless the parties otherwise agree in writing, CIK will not directly or indirectly, knowingly sell any products, including, but not limited to, nanometer-sized products, which could, in NTC's sole opinion, compete with the Products for use in the applications.

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  12.  Pricing for the sale of Products by NTC to CIK shall be determined solely by NTC. Pricing for the sale of Products by CIK to CIK's customers shall be determined solely by CIK. Standard posing of NTC is FOB the NTC facility.

  13. NTC warrants that the Products meet the specifications stated in any lot-specific certificate of analysis. NTC provides no performance warranty and no implied warranty of merchantability or fitness for a particular purpose. NTC is not responsible for consequential damages, and assumes no risk or liability involved in the use of the Products, including without limitation liability with regard to third party patent claims. However, NTC warrants and represents to the best of its knowledge there exists no valid third-party patent which will cover the Products and that NTC will do its best to avoid third-party patent claims against the Products. All warranties by NTC are to CIK only, and are limiteded to the purchase price paid to NTC.

   14. In the event of any material breach of this Agreement, the non-defaulting party may terminate this Agreement if the breach is not cured within 30 days following notice of breach.

   15. The term of this Agreement shall be automatically extended for one year without additional payment by CIK unless either party shall send to the other party a written notice not to extend this Agreement 30 days prior to the expiration of this Agreement. In the event that the distribution arrangement between the parties is further extended by mutual agreement beyond the term hereof, and in the event that sales of Products in the Territory increase to the point where manufacturing in the Territory becomes appropriate to accommodate customer demand, as determined by mutual agreement between the parties, the parties agree to negotiate in good faith concerning the local production in the form of joint venture or any other form of local production in the Territory, as determined by mutual agreement by the parties.

   16. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

   17. All notices required or desired to be given hereunder shall be given by hand delivery, or by registered or certified mail, return receipt requested, to the addresses stated below, and shall be effective upon receipt.

   18. The parties agree to the terms of the confidentiality and non-use agreement executed on August 13, 1996. The sale of Products by NTC to CIK shall not constitute a license from NTC to CIK.

   19. Each party is an independent contractor. Neither party is the agent of the other, and neither shall have authority to bind the other.

AGREED:

Nanophase Technologies Corporation            C. I, Kasei Co., Ltd.
453 Commerce Street                           18-1, 1-Chome, Kyobashi, Chuo-ku
Burr Ridge, lllinois 60521                    Tokyo, Japan

By: /s/ Donald J. Freed                       By /s/ Shigeo Sano
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Donald J. Freed, Vice President                  Shigeo Sano, Senior Managing
                                                 Director